UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 30, 2006




                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



      Nevada                          000-50485                 74-2914331
(State or other jurisdiction        (Commission               (IRS Employer
 of incorporation)                  File Number)          Identification No.)


        5601 West Waco Drive, Waco, TX                          76710
   (Address of principal executive offices)                  (Zip Code)


                                 (254) 772-2120
               (Registrant's telephone number,including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[ X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

     Central Freight Lines, Inc. (the "Company"), a Nevada corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of January 30, 2006 (the "Merger Agreement"), with North American Truck Lines, LLC, a Nevada limited liability company ("Parent"), and Green Acquisition Company, a Nevada corporation ("Purchaser"), pursuant to which Purchaser will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Purchaser is a wholly-owned subsidiary of Parent. Both Purchaser and Parent are controlled by Mr. Jerry Moyes.

     Pursuant to the Merger Agreement, at the effective time of the Merger, all Central stockholders, other than Mr. Moyes and certain Moyes family trusts will receive cash in an amount equal to $2.25 per share of Central common stock. Holders of options with an exercise price below $2.25 will receive the difference between the exercise price and $2.25 multiplied by the number of shares of common stock subject to that option. Holders of options with an exercise price above $2.25 will receive $0.01 multiplied by the number of shares of common stock subject to that option.

     The Merger is subject to a number of conditions, including approval of the Merger Agreement and Merger by holders of a majority of the outstanding shares of Central's common stock held by Central's shareholders other than Mr. Moyes and certain Moyes family trusts and resolution of pending shareholder litigation.

     The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received an unsolicited bona fide "superior proposal," as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $1 million to Purchaser and reimburse Purchaser's expenses up to $500,000.

     In recognition of the considerable time and effort of the Chairman of the Special Committee in evaluating the transaction and negotiating the definitive agreement, the Board of Directors will pay the Chairman of the Special Committee $30,000.

Item 7.01 Regulation FD Disclosure.

     On January 30, 2006, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

     The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release, dated January 30, 2006.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CENTRAL FREIGHT LINES, INC.

Date:  January 30, 2006                      By:
                                                     /s/ Jeff Hale
                                                     Senior Vice President and
                                                     Chief Financial Officer



                                  EXHIBIT INDEX

EXHIBIT NUMBER                              EXHIBIT DESCRIPTION

         99.1                       Press Release, dated January 30, 2006.


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Exhibit 99.1

For Immediate Release

                           CENTRAL FREIGHT LINES, INC.
                          ENTERS INTO MERGER AGREEMENT

Waco, TX (PR Newswire) - January 30, 2006 - Central Freight Lines, Inc. (NASDAQ/NMS: CENF) announced today that it has entered into a definitive merger agreement with a company controlled by Jerry Moyes. Under the terms of the agreement, all Central stockholders, other than Mr. Moyes and certain Moyes family trusts will receive cash in an amount equal to $2.25 per share of Central common stock, representing a 16.8% premium over the average closing price of Central's stock for the last 90 trading days and a 24.3% premium over the closing price of Central's stock on January 27, 2006. Mr. Moyes and certain Moyes family trusts own approximately 31.5% of Central's common shares.

     "This transaction represents an endorsement of our ongoing commitment to provide our customers with excellent value and service," said Bob Fasso, Chief Executive Officer and President of Central.

     The merger agreement has been unanimously approved by Central's Board of Directors based upon the unanimous recommendation of a special committee of its independent directors. The transaction is expected to close during the second quarter of 2006, subject to a number of conditions, including approval of the merger agreement and merger by holders of a majority of the outstanding shares of Central's common stock held by Central's shareholders other than Mr. Moyes and certain Moyes family trusts and resolution of pending shareholder litigation. The agreement includes customary provisions permitting Central's board to accept an alternative proposal if that proposal is more favorable to the company's stockholders, subject to expense reimbursement and payment of a termination fee.

     Morgan Keegan & Company, Inc. acted as financial advisor and Blackwell Sanders Peper Martin LLP served as legal advisor to the special committee.

     Central plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about Central, the transaction and related matters. Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Central through the SEC's web site at www.sec.gov. In addition, stockholders will be able to obtain free copies of the Proxy Statement from Central.

     This press release contains forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Statements that constitute forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," "plans," "intends," or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual events may differ materially from those set forth in the forward-looking statements. We undertake no obligation to update any of these forward-looking statements.


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     With  respect  to  statements  regarding  the  consummation  of the  merger transaction, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that our business will suffer due to uncertainties caused by the announcement of the transaction; the risk that we may not be able to obtain third party and stockholder approvals necessary to consummate the transaction; as well as the risk that the transaction will not close for other reasons.

     Central Freight Lines, Inc. is a non-union less-than-truckload carrier specializing in regional overnight and second day markets in the Midwest, Southwest, West Coast and Pacific Northwest. Utilizing marketing alliances, Central provides service to the Great Lakes, Northeast, Southeast, Mexico and Canada.

Corporate Contact:
Jeff Hale, Chief Financial Officer
(480) 361-5295
jhale@centralfreight.com










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